As filed with the Securities and Exchange Commission on May 7, 2004.
                                                       Registration No. 333-6786
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                NOKIA CORPORATION
             (Exact name of Registrant as specified in its charter)


          Republic of Finland                                Not Applicable
    (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                       Identification Number)

                         Keilalahdentie 4, P.O. Box 226
                              FIN-00045 NOKIA GROUP
                                 Espoo, Finland
                                (011) 358-9-18071
   (Address and telephone number of Registrant's principal executive offices)

                                NOKIA CORPORATION
                             1997 Employee Offering
                            (Full title of the plan)

                                Kari-Pekka Wilska
                               Nokia Holding, Inc.
                              6000 Connection Drive
                               Irving, Texas 75039
                                 (972) 894-5000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           Doreen E. Lilienfeld, Esq.
                             Shearman & Sterling LLP
                                 Broadgate West
                                 9 Appold Street
                            London, England EC2A 2AP
                               +44 (0)20 7655 5942




================================================================================

                              EXPLANATORY STATEMENT


This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-6786 (the "Registration Statement"), is being filed to deregister certain Shares, par value EUR 0.06 per share (the "Shares"), of Nokia Corporation (the "Registrant" or "Nokia") and certain bonds, each with 2,000 attached warrants to purchase Shares ("Bonds") that were registered for issuance pursuant to the Nokia Corporation 1997 Employee Offering (the "Worldwide Employee Offering").1 The Registration Statement registered 19,200,000 Shares and 600 Bonds issuable pursuant to the Worldwide Employee Offering to employees of the Nokia Group residing in the United States and Canada. The Registration Statement is hereby amended to deregister the remaining unissued shares and unissued bonds.




-------------------------
1 The original Form S-8, which was filed with the Securities and Exchange Commission on April 15, 1997, registered 1,200,000 A Shares of Nokia, Par value 5 Finnish markka per share, and 600 bonds, each with 2,000 attached warrants to purchase A Shares. In each of 1998 and 1999, Nokia effected a two-for-one share split, effective in public trading on April 16, 1998 and April 12, 1999, respectively. In 2000, Nokia effected a four-for-one share split, effective in public trading on April 10, 2000. In addition, Nokia's A Shares were consolidated with Nokia's K Shares on April 9, 1999 into one class of Shares.

                                     PART II

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Helsinki, Republic of Finland on May 7, 2004.



NOKIA CORPORATION


By: /s/ Ursula Ranin                          By: /s/ Marianna Uotinen-Tarkoma
   ---------------------------                   -------------------------------
Name:  Ursula Ranin                           Name:  Marianna Uotinen-Tarkoma
Title: Vice President, General Counsel        Title: Senior Legal Counsel



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



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ms. Ursula Ranin and/or Ms. Marianna Uotinen-Tarkoma his/her true and lawful attorney-in-fact and agent, each acting alone, each with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Nokia Corporation Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on May 7, 2004.



Members of the Board of Directors:


/s/ Paul J. Collins
----------------------------------        Vice Chairman, Director
Name:  Paul J. Collins


/s/ Georg Ehrnrooth
----------------------------------         Director
Name:  Georg Ehrnrooth


/s/ Dr. Bengt Holmstrom
----------------------------------         Director
Name:  Dr. Bengt Holmstrom


/s/ Per Karlsson
----------------------------------         Director
Name:  Per Karlsson

/s/ Jorma Ollila
----------------------------------         Chairman of the Board of Directors
Name:  Jorma Ollila                        Chief Executive Officer


/s/ Dame Marjorie Scardino
----------------------------------         Director
Name:  Dame Marjorie Scardino


/s/ Vesa Vainio
----------------------------------         Director
Name:  Vesa Vainio


/s/ Arne Wessberg
----------------------------------         Director
Name:  Arne Wessberg



President:


/s/ Pekka Ala-Pietila
----------------------------------
Name:  Pekka Ala-Pietila



Chief Financial Officer (whose functions include those of Chief Accounting
Officer):


/s/ Richard A. Simonson
----------------------------------
Name:  Richard A. Simonson



Authorized Representative in the United States:

/s/ Kari-Pekka Wilska
----------------------------------
Name:  Kari-Pekka Wilska




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